Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

FGIC Corporation:

We consent to the use of our report dated February 14, 2003, with respect to the consolidated balance sheets of FGIC Corporation and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2002, which was included in the Pre-Effective Amendment No. 1 to the Form S-3 (333-107747) Registration Statement of The PMI Group, Inc. (the “Registrant”) dated September 29, 2003 and effective on October 3, 2003, which is being incorporated by reference in this Form S-3 Registration Statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933. We also consent to the reference to our firm under the heading “Experts” in both the Common Stock Prospectus Supplement and the Hybrid Income Term Security Units Prospectus Supplement incorporated by reference in this Registration Statement.

(Signed)    KPMG LLP

New York, New York

October 28, 2003